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                                                                    EXHIBIT 10.1

                    AMENDED AND RESTATED STANDSTILL AGREEMENT

      This AMENDED AND RESTATED STANDSTILL AGREEMENT dated as of July 31, 2005, among Solidus Company (formerly known as Solidus, LLC), a Tennessee general partnership ("Solidus"), and J. Alexander's Corporation, a Tennessee corporation (the "Company").

      Solidus owns 1,747,846 shares of Common Stock, $.05 par value, of the Company (the "Common Stock"), and Solidus and the Company have been bound by a Stock Purchase and Standstill Agreement dated as of March 22, 1999, which provided for the purchase by Solidus of shares of Common Stock and imposed certain restrictions on Solidus' ability to transfer shares of Common Stock and other activities, which restrictions were to expire on March 22, 2006. The Stock Purchase and Standstill Agreement was amended by a First Amendment to Stock Purchase and Standstill Agreement dated as of August 11, 2003 ("First Amendment"). This Standstill Agreement amends and restates the Stock Purchase and Standstill Agreement, which is hereby terminated.

      NOW, THEREFORE, in consideration of the promises herein made and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                        ARTICLE I. STANDSTILL AGREEMENT

      For purposes of this Article: "Solidus" means Solidus Company, a Tennessee general partnership, its affiliates, its subsidiaries, and other corporations, entities and persons under its direct or indirect control or under common control or acting on its behalf or in concert with it (including, but not limited to, Solidus Partners, L.P.), except as to Section 1.1(A)(4), which shall bind only Solidus, Solidus Partners, L.P., any successor investment partnerships, and persons receiving partnership distributions from such entities; and "Voting Securities" means Common Stock and any other securities of the Company entitled to vote generally for the election of directors.

      1.1. Solidus covenants and agrees as follows:

            (A) Until December 1, 2009 (or at the end of any Extension if the Company does not then pay the Minimum Dividend required to effect an additional Extension), Solidus will not, without the prior consent of the Company's Board of Directors specifically expressed in a resolution adopted by a majority of the directors of the Company who are not employees, directors or designees of Solidus:

                  (1) acquire, directly or indirectly, by purchase or otherwise, any Voting Securities, if after such acquisition Solidus would hold

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            beneficially or of record in the aggregate more than 33.0% of the
            Voting Securities then outstanding;

                  (2) solicit proxies with respect to Voting Securities under any circumstances; provided however, that this prohibition shall not apply to a solicitation made by the Company's Board of Directors if an affiliate or designee of Solidus is a member of the Company's Board of Directors;

                  (3) deposit any Voting Securities in a voting trust or any similar arrangement; or

                  (4) sell, transfer or otherwise dispose of any Voting
            Securities, except:

            (a) to the Company or to any person, corporation, entity or group approved by the Company;

            (b) to any affiliate, subsidiary or entity under the direct or indirect control of, or under common control with, Solidus; or

            (c) pursuant to the provisions of Section 1.5 below.

            (B) The restrictions set forth in Paragraph (A) (1) and (A) (2) hereof shall terminate if:

                  (1) At any time, any corporation, entity, person or group
            (other than the Company) makes a tender or exchange offer to holders of Voting Securities which, if successful, would result in such person holding in excess of 10% of the outstanding Voting Securities. For purposes of this Paragraph (B) (1) a tender or exchange offer shall be deemed to have been made when (but not before) offering documents are first published, sent or given to holders of Voting Securities.

                  (2) At any time, any corporation, entity, person or group
            other than Solidus files:

            (a) A notice under Section 7A of the Clayton Act relating to the intention to acquire more than 15% of the outstanding Voting Securities, or

            (b) a Schedule 13D under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the acquisition of more than 10% of the outstanding Voting Securities.

                  (3) At any time the Company proposes, authorizes or adopts a merger, consolidation, sale of all or substantially all its assets or other transaction or series of transactions pursuant to which shareholders of the

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            Company would receive for their shares securities of one or more entities or cash or property or some combination thereof; provided, however, that this subparagraph (3) shall not apply to a plan of complete liquidation adopted by the shareholders of the Company.

                  (4) During any period of two consecutive years, individuals who at the beginning of any such two-year period constituted the Board of Directors of the Company cease to constitute at least a majority thereof. However, if the election, or nomination for election by the Company's shareholders, of a director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period, then such new director will be treated as if he were an individual who served at the beginning of the two-year period for purposes of the determination made in the preceding sentence.

      1.2. The Company covenants and agrees as follows:

            (A) The Company will not interpose any objection or take any legal action as a plaintiff in connection with the acquisition by Solidus of up to 33.0% of the Voting Securities.

            (B) The Company agrees to give Solidus prompt notice of the receipt of (i) any written notice from any corporation, entity, person or group couched in such terms as to put the Company reasonably on notice of the likelihood that such corporation, entity, person or group will seek to acquire more than 10% of the outstanding Voting Securities, (ii) any notice under Section 7A of the Clayton Act and (iii) any Schedule 13D under the Exchange Act.

      1.3. Solidus agrees to the placement on the certificate(s) representing any Voting Securities owned by Solidus of the following legend:

            "The shares represented by this certificate or any certificate issued in exchange therefor are subject to restrictions on sale or transfer as set forth in a certain agreement dated July 31, 2005, between the holder hereof and J. Alexander's Corporation."

      1.4. It is agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

      1.5. Commencing December 1, 2006, notwithstanding the restrictions in
Article I, Solidus shall be permitted to transfer or sell up to 100,000 shares of Common Stock and its affiliate, Solidus, L.P., shall be permitted to sell up to 6,000 shares of

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Common Stock at any time during each year during the term hereof (measured from
December 1 to November 30 of the next year), without restriction (other than restrictions imposed by law or regulation). If less than the foregoing numbers of shares are sold or transferred pursuant to this Section 1.5 during the 12-month period from December 1 to November 30 of any year, those additional shares may be sold during the term of this Agreement. The foregoing share amounts shall be adjusted proportionately in the event of an Adjustment Transaction. The Company shall then determine the appropriate adjustment and notify Solidus thereof.

      1.6. In addition, the parties agree that the provisions of Section 1.1(A)(4) will not apply to a pledge by Solidus pursuant to its Loan Agreement between Solidus and AmSouth Bank, N.A. (the "Bank") dated August 11, 2003 (the "Credit Agreement") to the extent described below and the following provisions shall bind the Company, Solidus and the Bank:

            (A) The provisions of Section 1.1(A)(4) of this agreement will not apply to any pledge of the Securities (consisting of 1,747,846 shares of the Common Stock) by Solidus in order to secure the payment and performance of the obligations of Solidus under the terms of the Credit Agreement, provided that, if Solidus defaults on its obligations under the Credit Agreement:

                  (1) The Bank shall first sell the collateral described on
            Schedule A hereto (the "Other Collateral") to satisfy the payment and performance of Solidus's obligations under the Credit Agreement.

                  (2) If the proceeds from the sale of the Other Collateral do not satisfy the payment and performance of Solidus's obligations to the Bank under the Credit Agreement, the Bank shall give the Company written notice setting forth the amount of the Securities to be sold and the price at which the Bank proposes to sell the Securities (the "Notice"). The Company shall have the exclusive right during the first 30 days following receipt of such Notice to elect to purchase all or any portion of the Securities proposed to be sold at the price specified. If the Company does not exercise its right to purchase any portion of the Securities described in the Notice, the Bank may sell such portion of the Securities described in the Notice on terms no more favorable than the terms stated in the Notice. If the Bank does not exercise its right to sell the Securities within 50 days after the expiration of the Company's 30 day period, the Bank may not thereafter sell the Securities without again complying with the provisions of Paragraph A.

                  (3) If Solidus sells any of the Other Collateral, the proceeds from the sale of the Other Collateral shall be used to permanently reduce amounts outstanding under the Credit Agreement and amounts available for borrowing under the Credit Agreement on a dollar for dollar basis.

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                        ARTICLE II. STANDSTILL EXTENSION

      2.1. Solidus and the Company agree that the agreements of Solidus and the Company in Article I hereof will be in full force and effect until January 15, 2006 and will be extended either (a) each calendar quarter from the 15th day of the first month of each calendar quarter (that is the end of the latest Extension), expiring at the close of business on the 15th day of the first month of the next calendar quarter (a "Quarterly Extension"), or (b) for four (4) calendar quarters from the 15th day of the month, expiring at the close of business on the first anniversary of such date (an "Annual Extension"), up to December 1, 2009 (each, an "Extension") at the sole election of the Company, so long as the Company declares and pays minimum cash dividends on the Common Stock of the Company as described in Section 2.2 hereof.

      2.2. The minimum cash dividend to effect an Extension ("Minimum Dividend") shall be either of the following, at the sole election of the Company from time to time:

            (a) a dividend of $0.025 per share of Common Stock each quarter, paid by the 15th day of the first month of a calendar quarter, in order to effect a Quarterly Extension; or

            (b) an aggregate dividend of $0.10 per share of Common Stock each twelve-month period, paid in one or more installments, by the end of the latest Extension in order to effect an Annual Extension;

in either case, declared and paid to all holders of the Common Stock on a per share basis as of a record date or dates established by the Company's Board of Directors. Payment by the Company to a paying agent by the required date shall satisfy the requirements hereof, even if shareholders have not received their per share payment by such date. For example, the first Minimum Dividend shall be paid by January 15, 2006 (or the next business day thereafter) in order to effect an Extension to April 15, 2006 if the Company elects a Quarterly Extension or to January 15, 2007, if the Company elects an Annual Extension. In the event that the 15th day of the month which is the last day of an Extension falls on a Saturday, Sunday, or holiday, the dividend may be paid as required on the following business day in order to effect an additional Extension.

      If, during the term of this Agreement, the number of shares of Common Stock outstanding increases or decreases by way of a stock split, reverse stock split, stock dividend, reorganization or exchange of shares of the Company or other similar corporate transaction that results in a proportionate increase or decrease in the number of outstanding shares (an "Adjustment Transaction"), then the Minimum Dividend shall be adjusted proportionately such that the aggregate Minimum Dividend payable by the Company shall be the same aggregate dollar amount if calculated immediately prior to such transaction as after the increase or decrease, and the per share amount of the Minimum Dividend shall be adjusted proportionately. For example, if the Company issues a stock dividend of one share of Common Stock for each share outstanding, which

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results in the number of outstanding shares being multiplied by 2.0, then the
Minimum Dividend shall be divided by 2.0, resulting in an adjusted Minimum Dividend of $0.0125 per quarter and $0.05 per twelve month period, which shall thereafter apply.

      2.3. The Company shall have no obligation to pay the Minimum Dividend, but if the Company does not pay the Minimum Dividend by the required date to effect an Extension, this Agreement shall terminate at the end of the latest Extension.

                              ARTICLE III. GENERAL

      3.1. This Agreement may not be assigned by any party hereto, but shall be binding on permitted transferees of the shares pursuant to Section 1.1(A)(4)(b) hereof to the same extent as Solidus.

      3.2. This Agreement may be executed in counterparts and each such counterpart shall be deemed to be an original instrument.

      3.3. This Agreement, including the exhibits and other documents referred to herein or delivered pursuant hereto, contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

      3.4. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

      3.5. This Agreement shall inure to the benefit of Solidus and the Company, and no benefit hereunder shall be enforceable by any person or entity other than the parties hereto.

                                     SOLIDUS COMPANY

                                     By:  /s/ E. Townes Duncan
                                          --------------------------------------
                                          E. Townes Duncan, Managing Partner

                                     J. ALEXANDER'S CORPORATION

                                     By: /s/ Lonnie J. Stout
                                         ---------------------------------------
                                     Name: Lonnie J. Stout
                                     Its: Chairman, President and
                                          Chief Executive Officer

                                     AMSOUTH BANK, N.A.

                                     By:  /s/ F. Lee Blank
                                          --------------------------------------
                                     Name: F. Lee Blank
                                     Its: Senior Vice President

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